As filed with the Securities and Exchange Commission on May 17, 2000.
                                                 Registration no. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-8
                                 Amendment No. 1
                             Registration Statement
                        Under the Securities Act of 1933


                                CYBER-CARE, INC.
             (Exact name of Registrant as specified in its charter)

             Florida                                    65-0158479
  (State or other jurisdiction                       (I.R.S. Employer
       of incorporation or                         Identification Number)
          organization)

1903 S. Congress Avenue, Suite 400                       Linda Moore
  Boynton Beach, Florida 33426               1903 S. Congress Avenue, Suite 400
         (561) 737-2227                         Boynton Beach, Florida 33426
(Address, including zip code, and                      (561) 737-2227
   telephone number, including               (Name, address, including zip code,
    area code, of registrant's                 and telephone number, including
   principal executive offices)                area code, of agent for service)


                        1999 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plans)
                                -----------------
                                    COPY TO:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                ---------------

                         CALCULATION OF REGISTRATION FEE

================================== ============ ================= ================ ============
           TITLE OF                             PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
       SECURITIES TO BE            AMOUNT BEING  OFFERING PRICE       AGGREGATE    REGISTRATION
          REGISTERED               REGISTERED(1)  PER SHARE(2)    OFFERING PRICE(2)     FEE
---------------------------------- ------------ ----------------- ---------------- ------------

Common Stock, par value
$.0025 per share                      6,239          $15.19           $94,770          $25
---------------------------------- ------------ ----------------- ---------------- ------------
   TOTAL                                                                               $25
================================================================================== ============

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average high and low prices as reported by the Nasdaq National Market on April 28, 2000.

                                EXPLANATORY NOTE


          This registration statement was prepared in accordance with Part I of Form S-8 (in accordance with Instruction C of Form S-8), and is registering 6,239 shares of common stock which have been issued under our 1999 Employee Stock Purchase Plan. In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this registration statement.

          We will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in
Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth in Form S-8), the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act, and additional information about the Plan. Any and all such requests should be directed to our executive offices located at 1903 S. Congress Ave., Suite 400, Boynton Beach, Florida 33426, telephone number (561) 737-2227, Attention: Corporate Secretary.

                                  6,239 SHARES

                                CYBER-CARE, INC.

                                  COMMON STOCK

                            -------------------------


        This reoffer prospectus relates to 6,239 shares of common stock which may be sold from time to time by the selling security holders, as provided on page 18. These shares were issued under our 1999 Employee Stock Option Purchase Plan. We will not receive any proceeds from any sale of those shares offered by this prospectus.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CYBR."

          Our principal executive offices are located at 1903 S. Congress Ave., Suite 400, Boynton Beach, Florida 33426 and our telephone number is (561) 737-2227.









        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               The date of this reoffer prospectus is May __, 2000.

                                TABLE OF CONTENTS



Where You Can Find More Information.........................................  1

Incorporation of Documents By Reference.....................................  1

Cyber-Care, Inc.............................................................  3

Risk Factors................................................................  3

Use of Proceeds.............................................................. 18

Selling Security Holders..................................................... 18

Plan of Distribution......................................................... 19

Legal Matters................................................................ 20

Experts...................................................................... 20

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities............................... 21

Note Regarding Forward Looking Statements.................................... 21

                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and are required to files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information are available for inspection and copying at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of the material may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, for a fee. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov. You may access such information by searching the EDGAR data base on the site.

        We have filed a registration statement on Form S-8 with the SEC with respect to the securities offered by this prospectus. Certain information contained in the registration statement is omitted from this prospectus. You may refer to the registration statement, its exhibits and schedules for further information with respect to the company and the securities offered by this prospectus. You may obtain copies of the registration statement, its exhibits and schedules in the above captioned locations.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which we have filed with the SEC, are incorporated by reference:

1. Our annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description

        All documents filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.

        Upon the written or oral request, we will provide any of the documents incorporated by reference in this registration statement. All of such documents and information will be available without charge. Any and all such requests should be directed to our executive offices located at 1903 S. Congress Ave., Suite 400, Boynton Beach, Florida 33426, telephone number (561) 737-2227,
Attention: Corporate Secretary.

                                CYBER-CARE, INC.

        We own and are developing an Internet-based solution and interactive system, Electronic HouseCall System, or EHC System, that provides products and services to support remote delivery of care, patient monitoring and education to the United States and worldwide healthcare markets. We also have been in the business of developing, owning and operating integrated medical delivery services through our diversified medical technologies, physical, occupational and speech therapy, sleep apnea, diagnostic and other healthcare services, institutional and e-commerce pharmacy services and international air ambulance transport services.

        We were incorporated in September 1989 in the State of Florida. In August 1999, we changed our name to Cyber-Care, Inc. to more accurately reflect our focus into the medical internet-based technology industry. Our principal executive offices are located at 1903 S. Congress Ave., Suite 400, Boynton Beach, Florida 33426 and our telephone number is (561) 737-2227.


                                  RISK FACTORS

        The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire sum invested in the common shares. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our stock could decline, and you may lose all or part of your investment.

THE HEALTHCARE INDUSTRY IS SUBJECT TO EXTENSIVE LAWS AND REGULATIONS, WHICH COULD IMPAIR OUR ABILITY TO CONDUCT BUSINESS.

        The healthcare industry in general and the medical ancillary service business in particular is subject to extensive federal, state and local regulation relating to licensure, conduct of operations, ownership of facilities, environment rules, pricing and reimbursement policies. Although we believe that our current operations comply with applicable regulations, we believe that the healthcare industry will continue to change, requiring us to modify our agreements and operations from time to time. While we believe that we will be able to structure our agreements and operations in accordance with applicable law, there can be no assurance that the subsequent adoption of laws or interpretations of existing laws will not regulate, restrict or otherwise adversely affect our business.

WE HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT.

        To date we have been unable to generate revenue sufficient to be profitable on a consistent basis. Consequently, we have sustained substantial losses. Net losses for the years ended December 31, 1999 and 1998 were $10,808,451 and $7,380,953, respectively. As of December 31, 1999, we had working capital of $12,825,611. Accumulated deficits as of December 31, 1999 and 1998 were $38,451,795 and $27,643,344, respectively. There can be no assurance that we will ever achieve the level of revenues needed to be profitable in the future or, if profitability is achieved that it will be sustained.

WE INTEND TO ACQUIRE VARIOUS COMPANIES, WHICH WILL SUBJECT US TO ALL OF THE RISKS ASSOCIATED WITH A GROWING COMPANY.

        We intend to grow through acquiring and developing e-commerce businesses. There can be no assurance that suitable acquisitions will be available or that acquisitions can be negotiated on acceptable terms, or that the operations of acquired businesses can be integrated effectively into our operations. Competition for suitable acquisition candidates is expected to be intense and many of our competitors will have greater resources than we have. Our failure to implement our acquisition strategy could have a material adverse effect on our financial performance and, moreover, the attendant risks of expansion could also have a material adverse effect on our business.

        One of our recent acquisitions, Cybercare, Inc., ("Cybercare") is in the research and development stage, had losses in prior years, will continue to have losses in 2000 and will require a significant amount of capital to bring its products and services to market. There can be no assurance that this company will be profitable in the future or that it can be successfully integrated into our operations. Our growth strategy will result in significant additional demands on our infrastructure, and will place a significant strain on our management, administrative, operational, financial and technical resources, and increased demands on our systems and controls. Additional capital may be needed and there can be no assurance that we will be able to obtain sufficient resources to support Cybercare and future acquisitions and growth. The inability to continue to upgrade the operating and financial control systems, the emergence of unexpected expansion difficulties or failure to manage our proposed expansion properly could have a material adverse effect on our business, financial condition and results of operations. The laws and regulations applicable to financial arrangements in the healthcare industry are complex and may be subject to varying interpretations.

WE MAY NOT BE ABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

        Our ability to compete effectively in the medical e-commerce industry will depend on our success in developing and marketing our products and services and/or acquiring other suitable medical e-commerce businesses and protecting their proprietary technology, both in the United

States and abroad. The patent positions of medical technology companies generally involve complex legal and factual questions. We currently have an exclusive license for one patent issued and one pending with regard to our e-commerce technology. We intend to file for additional patents under our license agreement on products for which we feel the cost of obtaining a patent is economically reasonable in relation to the expected protection obtained and its economic benefit. There can be no assurances that any patent that we apply for will be issued, or that any patents issued will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide any competitive advantage. We may incur substantial costs in defending any patent or license infringement suits or in asserting any patent or license rights, including those granted by third parties, the expenditure of which we might not be able to afford.

        Although we have and will continue to enter into confidentiality and invention agreements with our employees and consultants, there can be no assurance that such agreements will be honored or that we will be able to adequately protect our rights to our non-patented trade secrets and know-how. Moreover, there can be no assurance that other individuals or entities will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, we may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Additionally, we may, from time to time, support or otherwise collaborate in research conducted by universities and governmental research organizations. There can be no assurance that we will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations or that disputes will not arise with respect to rights in derivative or related research programs conducted by us or such collaborators.

WE CANNOT GUARANTEE YOU THAT OUR PRODUCTS WILL BE FULLY DEVELOPED OR ACCEPTED BY THE MARKETS.

        Due to the early-stage development of our e-commerce products and services, no assurance can be given that these products or services can be developed into commercial products, manufactured on a large scale or be economical to market. Nor can there be any assurance that these products or services will achieve or sustain market acceptance. There is, therefore, substantial risk that our product and service development and commercialization efforts will not prove to be successful.

        There can be no assurance that physicians, medical providers or the medical community in general will accept and utilize our products and services. The extent that, and rate of which, these products achieve market acceptance and penetration will depend on many variables including, but not limited to, a timely penetration of the market, the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of these products and services, the advantage of these products over existing technology, third-party reimbursements practices and our manufacturing, quality control, marketing and sales efforts. There can be no assurance that the medical community and third-party payors will accept our technology or services. Similar risks will confront any other products and services we develop in the future. Failure of our products and services to gain market acceptance would have a material adverse effect on our business, financial condition, and results of operations.

OUR LIMITED MARKETING AND SALES RESOURCES COULD PREVENT US FROM EFFECTIVELY MARKETING OUR PRODUCTS AND SERVICES.

        We have limited internal marketing and sales resources and personnel. In order to market any products and services we may develop, we will have to develop a marketing and sales force with technical expertise and distribution capability (or outsource such duties to independent contractors). There can be no assurance that we will be able to establish sales and distribution capabilities or that we will be successful in gaining market acceptance for any products or services we may develop. There can be no assurance that we will be able to recruit and retain skilled sales, marketing, service or support personnel, that agreements with distributors will be available on terms commercially reasonable to us, or at all, or that our marketing and sales efforts will be successful. Failure to successfully establish a marketing and sales organization, whether directly or through third parties, would have a material adverse effect on our business, financial condition, cash flows, and results of operations. To the extent that we arrange with third parties to market our products or services, the success of such products and services may depend on the efforts of such third parties. There can be no assurance that any of our proposed marketing schedules or plans can or will be met.

THE NATURE OF OUR BUSINESS EXPOSES US TO PROFESSIONAL AND PRODUCT LIABILITY CLAIMS, WHICH COULD MATERIALLY ADVERSELY IMPACT OUR OPERATIONS.

        Our business and e-commerce technology exposes us to potential professional and product liability risks, which are inherent in such businesses and products. There can be no assurance that we will not be subjected to future claims and potential liability. While we plan to maintain insurance against professional and product liability and defense costs, there can be no assurance that claims against us arising with respect to our products or services will be successfully defended or that the insurance to be carried by us will be sufficient to cover liabilities arising from such claims. A successful claim against us in excess of our insurance coverage could have a material adverse effect on us. Furthermore, there can be no assurance that we will be able to continue to obtain or maintain liability insurance on acceptable terms.

THE LOSS OF CERTAIN MEMBERS OF OUR MANAGEMENT TEAM COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

        We will be dependent to a significant extent on the continued efforts and abilities of our Chairman, Michael Morrell, and other key employees. Notwithstanding our ownership of a one million dollar key-man life insurance policy on each of Mr. Morrell and our President, Mr. Paul C. Pershes, if we were to lose the services of either individual or other key employees before a qualified replacement could be obtained, our business could be materially adversely affected.

THE HEALTHCARE INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE.

        The healthcare industry in general and the market for medical services and equipment in particular, are highly competitive. We compete with companies that are larger in size and have access to considerably greater financial resources than we have. We compete by providing more personalized care to the patients they serve, as well as providing patient transportation and pharmaceutical delivery.

        Key differentiators between Cybercare and its competitors lie primarily in the network architecture Cybercare is planning to build to serve this market. Unlike our known competitors, Cybercare is unique in the automatic collection, transmission, and logging of vital signs measurements to a central database where the information can be viewed by a caregiver on a real-time basis or whenever necessary. Known competitive systems require the manual entry of information. We have patented TCP/IP protocols for the transmission of medical data in a two-way interactive voice and video session between patients and caregivers.

        In our sleep lab business segment, there are no clear market leaders or major competition. Most of our competitors are either labs in hospitals or independent physicians interested in sleep that have started labs as an adjunct to their local practice.

        Our air ambulance business has numerous smaller competitors with short-range aircraft, but has limited competitors with aircraft capability of performing international and, in particular, trans-Atlantic flights. Medjet in Alabama, Kalitta in Detroit and Sky Service in Toronto are the biggest competitors in the international market.

        In our rehabilitation business, there are numerous competitors larger in size than we are and which have access to considerably greater financial resources than we have.

        Our pharmaceutical business competes directly in the sale and delivery of prescription drugs to individuals living in adult living facilities. There are numerous competitors larger in size which have access to considerably greater financial resources. We rely primarily on reputation and service to market our services. Our inability to compete with our competitors could have a material adverse effect on our business.


SUBSTANTIALLY ALL OF OUR SHARES ARE ELIGIBLE FOR RESALE, WHICH MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET AND DECREASE THE CURRENT MARKET PRICE.

         As of April 1, 2000, we have 57,799,176 shares of our common stock outstanding, of which substantially all can be sold under an effective registration statement or under Rule 144. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of our common stock due to the potential increased number of publicly held securities. The timing and amount of sales of common stock that are currently eligible to be resold pursuant to Rule 144 or pursuant to this registration statement could have a depressive effect on the future market price of our common stock.

THERE IS ONLY A VOLATILE LIMITED MARKET FOR OUR COMMON STOCK.

        Recent history relating to the market prices of public companies indicates that, from time to time, there may be significant volatility in the market price of our securities because of factors unrelated, as well as related, to our operating performance. Factors such as announcements of new services to be provided by us or our competitors, government regulatory action, and market conditions for e-commerce company stocks in general could have a significant impact on the future market price of our common stock.

WE ARE SUBJECT TO A SIGNIFICANT NUMBER OF HEALTHCARE INDUSTRY REGULATIONS AND RELATED REGULATIONS, WHICH, IF WE FAIL TO COMPLY WITH THEM, COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS.

        We are subject to substantial potential liability resulting from a variety of possible causes, including breach of numerous healthcare laws, malpractice and product liability. While we currently are not a party to any regulatory action or material litigation, if any actions or lawsuits in the future are brought against us, such actions or lawsuits may have a materially adverse effect on us even if such lawsuits are without merit. We attempt to minimize our potential liability through adherence to compliance procedures, effective case supervision and personnel recruitment procedures. We also carry a variety of insurance policies including policies insuring against certain negligent acts. There can be no assurance, however, that such insurance policies will adequately cover our losses resulting from liability, or that we will continue to qualify for, or be able to afford or obtain, insurance in the future. We currently maintain general and professional liability insurance for our operations in the single limit amount and aggregate annual limit amount of $60,000,000. There is no assurance that any potential claims will or will not exceed this limit.

        Our air ambulance transport business is subject to significant federal and international government regulations relating to airline safety, capital requirements, licensing, maintenance, scheduling, and similar aspects of our operations. Due to the nature of aircraft operations, applicable regulations and our policy, we incur substantial expenses associated with the maintenance of our aircraft fleet. Although we believe that our current operations comply with applicable regulations, there can be no assurance that the subsequent adoption of laws or interpretations of existing laws will not regulate, restrict or otherwise adversely affect our business.

        Our physical rehabilitation and sleep therapy business are subject to extensive federal and state regulations related to fee limitations, quality control requirements and accounting and cost tracking requirements. These operations are subject to periodic review and inspection of facilities, patient records and billing policies which, if the applicable regulatory agency finds deficiencies, may result in reduction or stoppage of reimbursements and/or fines and penalties. Additionally, these operations are subject to severe restrictions relative to referrals from and compensation to physicians as provided by the Federal Stark rules and Florida Self-Referral rules. Violations of any of these rules can result in penalties and fines and in some cases, criminal sanctions. See discussion regarding Federal Anti-Kickback Laws and Florida and Federal Self-Referral Laws.

        Our pharmacy business is also subject to extensive federal and state regulations, many of which are specific to pharmacies and the sale of over-the-counter drugs. Regulations in this area often require subjective interpretation, and we cannot be certain that our attempts to comply with these regulations will be deemed sufficient by the appropriate regulatory agencies. Violations of any of these regulations could result in various civil and criminal penalties, including suspension or revocation of our licenses or registrations, seizure of our inventory, or monetary fines, which could adversely affect our operations.

        The Health Insurance Portability and Accountability Act of 1996 mandates the use of standard transactions, standard identifiers, security and other provisions by the year 2000. Regulations have been proposed to implement these requirements, and we are designing our applications to comply with the proposed regulations. However, until these regulations become final, possible changes in these regulations could cause us to use additional resources and lead to delays as we revise our operations.

        We believe that Cybercare's Internet products will be subject to regulation by the Food and Drug Administration. We have filed for 510-K approval by the Food and Drug Administration. Since we use vital signs measuring devices which are already approved by the FDA, we believe that obtaining this approval for our products will be accomplished within 90-120 days from the time application was made in January 2000. Complying with FDA regulations is time consuming, burdensome and expensive, and we could be delayed or prevented from introducing our Internet products and services which would have a material adverse affect on our business in the U.S.

WE RECENTLY ACQUIRED CYBERCARE AND ARE SUBJECT TO SUBSTANTIAL RISK RELATING TO THE INTEGRATION OF CYBERCARE'S BUSINESS AND OPERATIONS WITH OURS.

        The continuing successful operation of the businesses acquired in the Cybercare acquisition is largely dependent upon the retention of the key management personnel of Cybercare. Because the business acquired represents a diversification of our business, functionally and geographically, the loss of any of the key management personnel from Cybercare could have an adverse effect on our business and upon the realization of the benefits anticipated from the Cybercare acquisition.

        In determining that the Cybercare acquisition was in our best interests, the Board of Directors assumed the continuation of the business of Cybercare, and that such business can be assimilated into our operations with relative ease. Under the terms of the employment agreement with Mr. Haines, the CEO of Cybercare he will continue his management of the acquired operations in a largely autonomous manner and with minimal direct oversight by our Board of Directors and executive officers. The employment agreement is intended to provide consistent management of the acquired operations; however, the difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the acquired businesses may cause an interruption of, or a loss of momentum in, our business, which could have an adverse effect on the revenues and operating results of the combined companies. There is no assurance that we will be able to retain all key management and other operating personnel or that we will realize any of the other anticipated benefits of the Cybercare acquisition.

WE DEPEND ON REIMBURSEMENT FROM THIRD PARTIES FOR A SUBSTANTIAL PORTION OF OUR REVENUE.

        A substantial amount of our services are purchased by patients, managed care organizations and medical facilities which provide healthcare services to their patients. Such organizations, facilities or patients typically bill or seek reimbursement from various third-party payors such as Medicare, Medicaid, other governmental programs and private insurance carriers for the charges associated with the provided healthcare services. We believe that our market success will largely depend upon obtaining favorable contracts and receiving timely reimbursement for our products and services from such programs and carriers.

IF WE DO NOT RECEIVE, AND CONTINUE TO RECEIVE, REFERRALS FROM PHYSICIANS AND OTHER MEDICAL PROVIDERS, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

        A significant portion of our business depends upon, among other things, the efforts and success of the physicians, medical providers and others who refer patients and provide services to our businesses and the strength of our relationships with such physicians and other individuals and entities. Our business, financial condition and results of operations could be adversely affected by the failure of these physicians, medical providers and others to refer patients, maintain the quality of medical care or otherwise adhere to required professional guidelines.

        Our rehabilitation, and physical therapy business is dependent upon revenues received as a result of referrals made by physicians. We market each of the services in various methods, including customer and physician referrals, reputation in the community and third parties. We rely upon community reputation, customer referral, physician and other medical resource referrals. In addition, we have in place a service system that enters local communities and utilizes a screening program. We also staff exhibit booths at major industry-specific conventions to attract hospital groups, insurance companies, assistance companies and managed care organizations. We rely heavily on referrals to perform high-tech procedures. There can be no guarantee that any physician will choose to refer patients to us. In addition, physicians affiliated with us may not, under certain circumstances, refer patients. In the event that, for any reason, physicians do not use the ancillary medical service businesses operated by us, such loss of patients could have a material adverse effect on our business, financial condition and results of operation. Furthermore, it is possible that third-party payors may refuse to approve referrals to ancillary medical care facilities owned by us, but rather require that such referrals be made to other facilities. Such a requirement could have a material adverse effect on our business, financial condition and results of operations. Further, our physical rehabilitation companies derive a significant portion of their revenue from Medicare patients. Recent adjustments to Medicare's allowances with respect to rehabilitation services have significantly limited the amount of revenues that we may derive from services rendered to Medicare patients. There is no assurance that future changes to Medicare's reimbursement policy will not have a significant adverse effect on revenues derived from these sources.

WE MAY BE SUBJECT TO SUBSTANTIAL PENALTIES WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS IF WE FAIL TO COMPLY WITH THE FEDERAL ANTI-KICKBACK LAW WHICH IS VERY BROAD AND DIFFICULT TO INTERPRET.

        The Federal Anti-Kickback Law, as provided in 42 USC ss.1320a-7b, prohibits anyone from knowingly and willfully offering, paying, soliciting or receiving any remuneration in return for the referral of patients or other business that is paid for in whole or in part by a federal healthcare program including the Medicare and Medicaid programs, or in return for inducing a person to recommend purchasing, leasing or ordering items or services that are paid for, in whole or in part, by a federal healthcare program. The Anti-Kickback Law is very broad in scope and its provisions are not well defined by existing case law or regulation. Violations of the Anti-Kickback Law may result in substantial civil, criminal and/or administrative penalties under Federal and/or state law for individuals or entities. A violation of the Anti-Kickback Law is a felony punishable by a fine of up to $25,000 or imprisonment for up to five years, or both. A violation may also result in civil monetary penalties of up to $10,000 for each violation, plus three times the amount claimed, and exclusion from participation in the federal healthcare programs, including Medicare and Medicaid, as well as serve as the basis for a claim under the United States False Claims Act. Exclusion from participation in the federal healthcare programs as well as the other sanctions available under federal and state law, if applied to us, would result in significant loss of reimbursement and would have a material adverse effect on us.

        The United States Department of Health and Human Services Office of the Inspector General ("OIG"), the federal agency with primary responsibility for enforcing the Anti-Kickback Law, has issued regulations that define relationships that are immune from prosecution under the Anti-Kickback Law (the "Safe Harbor" regulations). Each Safe Harbor includes a series of standards, all of which must be satisfied for a business or compensation arrangement to benefit from the protection offered by a specific Safe Harbor.

        Two of the Safe Harbors address investment interests held by parties who are in a position to refer patients or other business (1) in entities whose securities are publicly traded that have more than $50,000,000 in undepreciated net tangible assets, and (2) in those entities in which (a) no more than 40% of the value of the investment interests of each class of investors may be held by investors in a position to make referrals; (b) the terms of an investment interest offered to a passive investor in a position to make referrals must be no different than those offered to other passive investors; (c) the terms of an investment interest offer to an investor in a position to make referrals or generate business must not be based on the volume or value generated from the investor to the entity; (d) there is no requirement that a passive investor make referrals or generate business for the entity as a condition to remaining as an investor; (e) the entity's services or items must not be marketed to passive investors differently than non-investors; (f) no more than 40% of the entity's gross revenue may come from referrals or business generated by investors; (g) the entity must not loan or guarantee funds to an investor in a position to make referrals if used to obtain the investment interest; and (h) the amount of return to the investor must be directly proportional to the amount of capital investment. We believe an investment interest in us will currently satisfy the standards of this second Safe Harbor.

        Other Safe Harbors address the structuring of employment and personal services agreements. The employment safe harbor protects amounts paid by an employer to an employee who has a bona fide employment relationship with such employer, for the employment in the provision of items or services covered by a federal healthcare program. In order to be protected under the personal services safe harbor, independent contractor relationships, like our medical director agreements, must satisfy certain standards. These standards include the requirement that the aggregate compensation over the term of the arrangement must be consistent with the fair market value of the services being rendered and not determined in a manner that takes into account the volume or value of patient referrals or other business between the parties that is paid for, in whole or in part, by a federal healthcare program. We believe that we currently meet the requirements of both of these Safe Harbors.

        Notwithstanding our belief that it currently satisfies the investment interest, employee and personal services Safe Harbors to the Anti-Kickback Law, no assurance can be given that a federal agency charged with enforcement and/or interpreting the Anti-Kickback Law, or a private party, will not successfully assert a contrary position, or that future federal statutes, regulations, administrative interpretations and/or judicial decisions would cause an investor's referral to be prohibited, or result in the imposition of penalties on us or investors. Even the assertion of a violation could have a material adverse effect upon the financial condition and results of our operation. Further, in addition to complying with the Anti-Kickback Law, physician investors must also comply with both federal and Florida laws governing physician self-referrals discussed below.

        The OIG has adopted a procedure whereby it will provide guidance (an "Advisory Opinion") as to whether a party's participation in a particular business or compensation arrangement would be viewed as violating the Anti-Kickback Law. An Advisory Opinion is available to the participants in a business or compensation arrangement who are willing to disclose certain information to the OIG. An Advisory Opinion may be relied on only by the requesting party and is binding on the OIG only with respect to that transaction; provided, if the OIG later determines the requestor failed to disclose material information, the OIG will no longer be bound. A prospective investor should be aware that we do not intend to seek an Advisory Opinion regarding our compliance with the Anti-Kickback Law from the OIG.

WE MAY ALSO BE SUBJECT TO PENALTIES WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS IF WE FAIL TO COMPLY WITH THE FLORIDA AND FEDERAL SELF-REFERRAL LAWS.

        Florida's prohibition on self-referrals prohibits healthcare providers from referring patients, regardless of payment source (not just Medicare and Medicaid beneficiaries), for the provision of certain designated health services ("Florida Designated Health Services") to an entity in which the healthcare provider is an investor or has an investment interest. Under the Self-Referral Act, Florida Designated Health Services are defined as clinical laboratory, physical therapy, comprehensive rehabilitative, diagnostic-imaging and radiation therapy services. We plan to purchase and currently operate facilities that provide some or all of these Florida Designated Health Services. All healthcare products and services not considered Florida Designated Health Services are classified as "other health services." The Self-Referral Act also prohibits the referral by a physician of a patient for "other health services" to an entity in which that physician is an investor, unless (1) the physician's investment interest is in the registered securities of a publicly traded corporation whose shares are traded on a national exchange or over-the-counter market and which has net equity at the end of its most recent fiscal quarter in excess of $50,000,000; or (2) the physician's investment interest is in an entity whereby
(a) no more than 50% of the value of the investment interests in the entity may be held by investors who are in a position to make referrals to the entity; (b) the terms under which an investment interest is offered must be the same for referring investors and non-referring investors; (c) the terms under which an investment interest is offered may not be related to the investor's volume of referrals to the entity; and (d) the investor must not be required to make referrals or be in the position to make referrals to the entity as a condition for becoming or remaining an investor.

        Entities that meet either exception must also (1) not lend, or guarantee a loan, to an investor who is in a position to make referrals if the investor uses any part of that loan to obtain the investment interest, and (2) distribute profits and losses to investors in a manner that is directly proportional to their capital investment.

        The Self-Referral Act excludes from the definition of "referral" certain services provided by specific healthcare providers such as referrals by a cardiologist for cardiac catheterization services. We believe that physician investors that are cardiologists may refer patients to it for cardiac catheterization services because of this provision. There are, however, no assurances that the definition of what constitutes a referral will remain in place.

        The definition of referral also excludes services by a healthcare provider who is a sole provider or member of a group practice that are provided solely for the referring healthcare provider's or group practice's own patients. Physician investors cannot refer to us for Florida Designated Health Services based upon this exception under the Self-Referral Act because we do not provide Florida Designated Health Services solely for the referring physician's or his or her group practice's own patients. So long as physician investors do not refer to us for Florida Designated Health Services, we believe we will be in compliance with the Self-Referral Act. Although we will have mechanisms in place to monitor referrals from physician investors, it is the responsibility of the physician investors to comply with the Self-Referral Act and there can be no assurances that physician investors will comply with such law. Violations thereof could adversely affect us, as well as result in regulatory action against us.

        The Self-Referral Act also imposes certain disclosure obligations on us and physician investors that are referring physicians. Under the Self-Referral Act, a physician may not refer a patient to an entity in which he or she is an investor, even for services that are not Florida Designated Health Services, unless, before doing so, the patient is given a written statement disclosing, among other things, the physician's investment interest in the entity to which the referral is made. The Self-Referral Act also imposes disclosure obligations on the entities to which physician investors refer patients. Appropriate disclosures will be required for physician investors. It is the responsibility of any referring physician investor to comply with such statutes, regulations and professional standards. However, this law may discourage certain physician investors from making referrals to us or encourage patients to choose alternative healthcare providers. In addition, the violation thereof could adversely affect us, as well as result in regulatory action against us.

        The Federal statute relating to self-referrals, 42 USC ss.1395, otherwise known as the "Stark Law," restricts the ability of a physician to refer patients for the furnishing of certain designated health services ("Designated Health Services") to healthcare entities when the physician (or immediate family member) has a financial relationship, directly or indirectly, with the entity receiving the referral. Moreover, the entity may not present or cause to be presented a claim or bill for the Designated Health Services, either to the Medicare or Medicaid programs or any other individual or third-party payor. The financial relationship may be either an investment interest (either equity or debt) or a compensation arrangement. Designated Health Services for purposes of the Stark Law include: (1) clinical laboratory services, (2) physical therapy services,

(3) occupational therapy services, (4) radiology services, including magnetic resonance imaging, computerized axial tomography scans, and ultrasound services,
(5) radiation therapy services and supplies, (6) durable medical equipment and supplies, (7) parenteral and enteral nutrients, equipment, and supplies, (8) prosthetics, orthotics, and prosthetic devices and supplies, (9) home health services, (10) outpatient prescription drugs, and (11) inpatient and outpatient hospital services.

        There are exceptions to the Stark Law that apply (1) to both ownership or investment interests and compensation arrangements, (2) only to ownership or investment interests, or (3) only to compensation arrangements. Our current structure will not meet any of the exceptions to permit a physician investor's referral for Designated Health Services. Therefore, physician investors cannot refer to us for Designated Health Services. Although we will have mechanisms in place to monitor referrals from physician investors, it is the responsibility of physician investors to comply with the Stark Law and no assurance can be given that physician investors will comply with such law.

        Two of the exceptions that protect only compensation arrangements are for employees and personal services and their requirements are similar to the Safe Harbor requirements discussed above. However, unlike the Safe Harbors to the Anti-Kickback Law, the exceptions to the Stark Law must be complied with fully. We believe we currently meet the requirements of both of these exceptions.

        Notwithstanding our belief that we currently are in compliance with the Stark Laws, no assurance can be given that a federal agency charged with enforcement and/or interpreting the Stark Law, or a private party, might not successfully assert a contrary position, or that future federal statutes, regulations, administrative interpretations and/or judicial decisions would cause an investor's referral to be prohibited, or result in the imposition of penalties on us or investors. Even the assertion of a violation could have a material adverse effect upon our financial condition and results of the operation.

        Violations of the Florida and Federal self-referral laws may result in substantial civil penalties and administrative sanctions for individuals or entities, including exclusion from participation in the Medicare and Medicaid programs, as well as the suspension or revocation of a physician's license to practice medicine and surgery in Florida. Such sanctions, if applied to us or any of our physician investors, would result in significant loss of reimbursement and could have a material adverse effect on us.

        An Advisory Opinion procedure similar to that discussed above and the Declaratory Statement procedure also are available for parties seeking guidance as to whether a specific transaction violates the Stark Law or the Self-Referral Act, as the case may be. Potential investors should be aware that we do not intend to seek the guidance available under either of these procedures.

        FAILURE TO PROPERLY SUBMIT CLAIMS FOR REIMBURSEMENT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. We are subject to numerous state and federal laws that govern the submission of claims for reimbursement to third-party payors, including state and federal healthcare programs (e.g., Medicare and Medicaid). These laws generally prohibit an individual or entity from presenting a claim (or causing a claim to be presented) for payment by Medicare, Medicaid or any other third-party payor that is false or fraudulent. The penalties available for violations of these statutes include substantial civil and criminal fines, imprisonment, exclusion from the federal healthcare programs and licensure revocation.

        One of the most prominent of these laws is the Federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam plaintiff on the government's behalf. Under the False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties, as well as an amount equal to three times actual damages. The State of Florida has a similar statute that governs claims made to it. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback Law and the Stark Law should also be prosecuted as violations of the Federal False Claims Act. We believe that we have procedures in place to ensure the accurate completion of claim forms and requests for payment.

        NEW LEGISLATIVE DEVELOPMENTS COULD RESULT IN FINANCIAL HARDSHIP. In addition, proposed legislation regarding healthcare reform has been introduced before many state legislatures. Any such reforms at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future healthcare reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on us. Any federal or state legislation prohibiting investment interests in, or contracting with, us by physicians or healthcare providers for which there is no statutory exception or safe harbor would have a material adverse effect on our business, financial condition and results of operations.

        WE MAY NOT BE UNDER MANAGED CARE CONTRACTS. There can be no assurance that we will be able to obtain managed care contracts. Our future inability to obtain managed care contracts in our markets could have a material adverse effect on our business, financial condition or results of operations. In addition, federal and state legislative proposals have been introduced that could substantially increase the number of Medicare and Medicaid recipients enrolled in HMOs and other managed care plans. We currently derive a substantial portion of our current revenue from Medicare and Medicaid. If such proposals are adopted, we may be unable to obtain contracts from HMOs and other managed care plans serving Medicare and Medicaid enrollees. Failure to obtain such contracts could have a material adverse effect on our business, financial condition and results of operations.

        REGULATORY LIMITATION ON FEE-SPLITTING AND THE CORPORATE PRACTICE OF MEDICINE COULD AFFECT OUR OPERATIONS. The laws of many states prohibit physicians from splitting fees with non-physicians (or other physicians) and prohibit non-physician entities from practicing medicine.

These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Our business operations have not been the subject of judicial or regulatory interpretation; thus, there can be no assurance that review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change so as to restrict our existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit our expansion into such jurisdictions if we are unable to modify our operational structure to conform with such regulatory framework.

        A determination in any state that we are engaged in the corporate practice of medicine or any unlawful fee-splitting arrangement could render any management agreement between us and a practice located in such state unenforceable or subject to modification, which could have a material adverse effect on us. Regulatory authorities or other parties may assert that we are or a practice is engaged in the corporate practice of medicine in such states or that the management fees paid to us by the managed practices constitute unlawful fee-splitting or the corporate practice of medicine. If such a claim were asserted successfully, we could be subject to civil and criminal penalties, managed physicians could have restrictions imposed upon their licenses to practice medicine, and we or the managed practices could be required to restructure their contractual arrangements. Such results or the inability of us or the managed practices to restructure our relationships to comply with such prohibitions could have a material adverse effect on our financial condition and results of operations.

        CHANGES IN PAYMENT FOR MEDICAL SERVICES COULD HARM OUR BUSINESS. We believe that trends in cost containment in the healthcare industry will continue to result in a reduction in per-patient revenues. The federal government has implemented, through the Medicare program, the RBRVS payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain procedures historically performed by our physicians. There can be no assurance that any reduced operating margins could be recouped by us through cost reductions, increased volume, introduction of additional procedures or otherwise. Rates paid by non-governmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of our practices as well as the medical practices under our management that results in a decrease in patients covered by private insurance or a shift by private payors to RBRVS or similar payment structures could adversely affect our business, financial condition or results of operations.


        PATIENT BROKERING ACT. Florida also has a criminal prohibition regarding the offering, soliciting, or receiving of remuneration, directly or indirectly, in cash or in kind, in exchange for the referral of patients (the "Patient Brokering Act"). One of the exceptions to this prohibition is for business and compensation arrangements that do not violate the Anti-Kickback Law. Accordingly, so long as we are in compliance with the Anti-Kickback Law, then we will be in compliance with the Patient Brokering Act.


                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares which may be sold pursuant to this reoffer prospectus for the respective accounts of the selling security holders. All such proceeds, net of brokerage commissions, if any, will be received by the selling security holders. See "Selling Security Holders" and "Plan of Distribution."


                            SELLING SECURITY HOLDERS

        This prospectus relates to 6,239 shares of our common stock issued in the aggregate to the selling security holders, of which 5,557 shares are owned by certain unnamed non-affiliates and 682 are held by an executive officer.

        The following table sets forth information with respect to the beneficial ownership of the selling security holder who is an executive officer based upon our corporate records as of April 1, 2000. Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 57,799,176 shares outstanding as of April 1, 2000, and generally includes voting or investment power with respect to securities. Shares of common stock options or warrants that are currently exercisable or exercisable within 60 days of May 1, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person.

                           NUMBER OF
                         SHARES OWNED        NUMBER OF         NUMBER OF       PERCENTAGE OF
                           PRIOR TO        SHARES OFFERED    SHARES OWNED      SHARES OWNED
  NAME AND POSITION        OFFERING           HEREBY        AFTER OFFERING    AFTER OFFERING
--------------------     ------------      --------------   --------------   ----------------
Kobrin, Arthur
Chief Accounting
Officer                     342,889             682             342,207         Less than 1%


       The shares offered hereby may be resold freely, except that any selling stockholder deemed to be an "affiliate" of the company within the meaning of those terms under the Securities Act and the rules and regulations promulgated thereunder, may only sell the Shares limited to the amount specified in Rule 144(e) of the Securities Act which allows them to sell, within any three-month period, up to the number of shares that does not exceed the greater of: (1) one percent of the then outstanding shares of common stock of the company, or (2) the average weekly trading volume during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with the broker.

       An employee who is not an executive officer or director of the company generally will not be deemed to be an "affiliate" of the company. In addition, the acquisition of shares of common stock by officers and directors of the company through the exercise of options will generally not be considered a "purchase," but the sale thereof will generally be considered a "sale" for
Section 16(b) of the Exchange Act.


                              PLAN OF DISTRIBUTION

        The selling security holders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o       an exchange distribution following the rules of the applicable exchange;

o       privately negotiated transactions;

o       short sales or sales of shares not previously owned by the seller;

o broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share;

o       a combination of any these methods of sale; and

o       any other method permitted under applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling security holders may also engage in:

o short sales against the box, which is making a short sale when the seller already owns the shares,

o puts, which is a contract requiring the person buying the contract to sell shares at a specified price before a specified date;

o calls, which is a contract giving the person buying the contract the right to buy shares at a specified price before a specified date; and

o other transactions in our securities or in derivatives of our securities.

        The selling security holders may sell or deliver shares for these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may offer and sell the pledged shares.

        Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be considered to be underwriters within the meaning of the Securities Act for the sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. Any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders. We have agreed to indemnify the selling security holders against some losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

        Brewer & Pritchard, P.C., Houston, Texas, will give an opinion that the offered shares will be validly authorized and issued by Cyber-Care and fully paid and nonassessable.

                                     EXPERTS

        Ernst & Young LLP and Grant Thornton LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-KSB for the years ended December 31, 1999 and 1998, respectively, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's and Grant Thornton, LLP's reports, given on their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                    NOTE REGARDING FORWARD LOOKING STATEMENTS

        Some of the statements contained in this Form S-8 Registration Statement for Cyber-Care, Inc., discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. All references to we, our, or us refers to Cyber-Care, Inc. or to Cyber-Care, Inc. and its consolidated subsidiaries, as applicable. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

o the success or failure of management's efforts to implement their business strategy;

o       our ability to protect our intellectual property rights;

o       our ability to compete with major established companies;

o       the effect of changing economic conditions;

o       our ability to attract and retain quality employees; and

o       other risks which may be described in future filings with the SEC.

                                 6,239 Shares





                                Cyber-Care, Inc.


                                  Common Stock



                            -------------------------


                                   PROSPECTUS

                            -------------------------







                            -------------------------


                                   May 17, 2000


                            -------------------------

        You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the company with the SEC are incorporated herein by reference:

          1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or, either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        In the case of proceedings by or in the right of the corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith an in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

        Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or

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
agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

        The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Any restricted securities to be offered or resold pursuant to this registration statement were issued pursuant to an exemption under Section 4(2) of the Securities Act, as a non-public offering of securities.

ITEM 8.   EXHIBITS

          The following exhibits are filed as part of this registration statement:


EXHIBIT NO.        IDENTIFICATION OF EXHIBIT

   4.1(1)        Common Stock Specimen
   4.2(2)        1999 Employee Stock Purchase Plan
   5.1(3)        Opinion Regarding Legality
  23.1(3)        Consent of Counsel (included in Exhibit 5.1)
  23.2(3)        Consent of Ernst & Young LLP, independent public accountants
  23.3(3)        Consent of Grant Thornton LLP, independent public accounts

---------------------
(1) Incorporated by reference from the Exhibit with the same reference number in the Company's Registration Statement.
(2) Previously filed as an exhibit to the Company's definitive proxy statement, filed with the commission on July 30, 1999, and incorporated herein by reference.
(3) Filed herewith.

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
ITEM 9.   UNDERTAKINGS

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                             Provided, however, that paragraphs (a)(1)(i) and
                             (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on the 17th day of May 2000.

                                 CYBER-CARE, INC.


                                 By /s/ MICHAEL F. MORRELL
                                    Michael F. Morrell, Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                           TITLE                                DATE
---------                           -----                                ----


/s/ MICHAEL F. MORRELL              Chief Executive Officer,        May 17, 2000
Michael F. Morrell                  Director and Chairman of
                                    the Board

/s/ PAUL C. PERSHES                 President and Director          May 17, 2000
Paul C. Pershes
                                    Chief Accounting Officer and    May 17, 2000
/s/ ARTHUR KOBRIN                   Senior Vice President
Arthur Kobrin
                                    Senior Vice President           May 17, 2000
/s/ LINDA MOORE
Linda Moore
                                    Director                        May 17, 2000
/s/ GLEN BARBER
Glen Barber
                                    Director                        May 17, 2000
/s/ THEODORE J. ORLANDO
Theodore J. Orlando
                                    Director                        May 17, 2000
/s/ TERRY LAZAR
Terry Lazar
                                    Director                        May 17, 2000
/s/ LOUIS R. CAPECE, JR.
Louis R. Capece, Jr.


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